Exhibit 99

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 13, 1996



         As I said in my chairman's letter in this year's annual report, Cadmus has been pursuing a strategy to change itself from a traditional printing company to a full service provider of graphic communications and marketing solutions. In these remarks I want to do three things. First, review the progress that we have made since we began this journey in 1991. Second, discuss some of the accomplishments and some of the disappointments of fiscal 1996. And third, share with you where Cadmus is headed strategically and some of the steps and actions that we will be taking to achieve our goal.

         First, let's look back to where we were less than five years ago. What was Cadmus? We were a holding company - purely and simply. We were Garamond, Byrd, Washburn, WDM, Graftech, American Graphics, and 3 Score. Cadmus was little more than where the numbers were consolidated and the name under which the stock was listed.

     Where were we? We were in Baltimore, Richmond, Charlotte and Atlanta. We were 1,860 employees in 7, relatively small, printing facilities.

     Finally, what were our numbers? In 1991, revenues were $178 million. Our stock price was $7-1/4. And shareholder value was $43 million.

         From this modest start in 1991, we have marched fairly methodically toward our strategic vision and goal - making progress year after year and step by step.

         In 1992, we purchased Tuff Stuff, forming our publishing group and taking our first major step up the creative "food chain." We also formed the Cadmus Color Center, indicating our unequivocal commitment to remain at the leading edge of technology and graphic arts competence. Finally, we acquired W.M. Brown & Sons and formed Expert/Brown - solidifying our position as a dominant commercial and promotional printer in central Virginia.

         In 1993, we purchased Cadmus Custom Publishing, extending further our presence in targeted marketing and beginning the integration of our marketing and communications capabilities. We also formed a strategic alliance with Lanman and merged Vaughan Printing with Central Florida Press, extricating ourselves from a very difficult market and competitive position in Central Florida. Finally, we initiated our concept of product line leadership with a reorganization of Byrd into journal, magazine, and promotional print divisions.

         In 1994, we made additional strides toward the achievement of our strategic goal. We purchased Waverly Press, then our largest competitor in scientific, technical, and medical journal production. Subsequently, we combined Waverly Press and the Byrd Journal division to form Cadmus Journal Services, the world's largest journal producer. In addition, to prepare for the much larger company which is our objective and vision, we added major talent to our corporate group with the addition of key executives in Finance and Human Resources.

         In 1995, we acquired a successful multi-media company, Modelmation, to form Cadmus Interactive, bringing to Cadmus world class interactive, internet, and multimedia capabilities. Importantly, we were selected as General Electric's preferred provider for graphic communications services - confirming both our market's direction toward vendor consolidation and the progress we had made in providing full service solutions to Fortune 1000 companies. We also enhanced our IT expertise and began building a Cadmus-wide network with the addition of Edward Fernstrom.

         And so, where does Cadmus stand today? In short, we have come a very long way and we stand much closer to our vision of being the single best provider of communications and marketing solutions.

         We are now Cadmus - everywhere. We are no longer just a holding company, adding up the numbers from a collection of small printing companies. We are an integrated communications company.

         We are still in Baltimore, Richmond, Charlotte and Atlanta. But, we are also in Boston, New York, Lancaster, Easton, Raleigh, Denver and Los Angeles. We are 3,200 Cadmus associates in 17 facilities nationwide.

         And, we are no longer just printers. We offer solutions-based periodical production, graphic communications, and marketing services. These broad product/service offerings are supported by well established niche product lines such as journal services, magazines, specialty packaging, financial printing, mutual funds, point of purchase, media replication, direct marketing, custom publishing, and interactive and multimedia development.

         Finally, what are the numbers for Cadmus? Again, this is a measure of our progress since 1991. Annualized revenues for Cadmus are over $400 million. Our stock is trading between $16.50 and $17.50. Our shareholder value is $121 million.

         I want to say a few more words about fiscal 1996, a year in which we made perhaps our most dramatic progress toward our strategic goal - but a year shadowed by disappointing financial results and unexpected problems at several of our key businesses.

         During fiscal 1996, we made three big changes at Cadmus. First, we positioned Cadmus to provide much expanded and vertically integrated products and services. We acquired businesses - businesses such as Lancaster Press, further strengthening our dominant position in STM journal production; The Software Factory - bringing the media replication and fulfillment capabilities required to complete our full-service offerings to our growing hi-tech customer base; The Mowry Company - growing further our "footprint" in direct and data base marketing; and Peachweb Internet Development - adding to our internet and intranet development skills and capabilities.

         We developed new capabilities and products. Capabilities such as Marketing IT - providing full agency and creative services to small to mid-sized software publishers. Products such as the Disc Taxi - a patented device that delivers and simultaneously promotes CD and disc software and internet products.

         Finally, we completed an equity offering to fund these acquisitions and the development of these new capabilities - an offering that preserved Cadmus' traditionally prudent balance sheet.

         Second, we truly became Cadmus, combining 15 separate companies into one team and eliminating the holding company and multiple company names. All of our business cards look alike, the uniforms of our manufacturing associates bear this logo, all of our trucks and all of our facilities bear the Cadmus name and the Cadmus look, and the phones at all of our facilities are answered "Cadmus." This has brought us together more than ever before and allowed us to begin developing and building a single identity and brand in the marketplace.

         Third, and finally, we increased our marketing focus by reorganizing all our sales efforts around product lines. We put some of our strongest and most capable leaders in charge of product lines - bringing more talent and focus than ever before to the sale and marketing of our products and services.

         We "unhooked" our sales personnel from specific plants - allowing them to pursue opportunities beyond traditional geographic limits and individual plant capacity. We have built on our success as a single source provider - learning better how to sell these strategic partnership relationships and how to provide these sorts of services to our customer partners. Partners such as NationsBank, First Union, Morningstar, Hardees, James River, and many others.

         At the same time, however, we had disappointing performance from a financial and earnings perspective. On a positive note, revenues grew 20.4% to $337 million - reflecting both the inclusion of new acquisitions as well as the marketplace's reception to our product line strategy and focus. We saw significant increases in almost all of our product lines, led by financial services (up 59%), specialty packaging (up 18%), magazines (up 17%), journals (up 8.5%), and interactive (up 89%).

         However, gross margins declined from 25.1 to 23%. These results were caused by manufacturing inefficiencies and excess capacity at several of our plants as well as product mix changes in our direct marketing and point of purchase product lines. Net operating profit margins declined to 4.9% as these manufacturing and product mix issues were combined with a higher level of investment in the resources and infrastructure to support the companies new unified operating structure. Finally, as a result of these lower margins, combined with a substantial increase in the number of shares outstanding, earnings per share before extraordinary items were $.87 - down from $1.21 in fiscal 1995 and well short of our expectations. In short, fiscal 1996 was a year of extraordinary change and extraordinary accomplishment for Cadmus. But it was also a year of disappointing financial performance.

         We have responded aggressively to our financial and earnings issues. We created a new group structure to refine and focus on profit and loss accountability. We moved forcefully to cut costs and eliminate waste and inefficiency. And we have redeployed our leaders and talent to drive for improved performance both in the field and in our Finance, HR, and IT functions.

         We are beginning to see results. For our first quarter, sales increased 26%, largely as a result of the inclusion of the acquisitions that I had mentioned earlier. Operating margins increased from 5.3 to 5.4%.
Finally, earnings per share were $.19.

         Clearly, we are disappointed with our fiscal 1996 financial performance and, as I have said, we are acting aggressively to restore Cadmus to its full earnings potential. However, as Gary Tooker, the CEO of Motorola said, "We live in the world of the sound bite and the short look, but we don't look at our business that way." We are convinced that Cadmus is uniquely well positioned to achieve an incredibly exciting vision - a vision I'd like to help you picture and more completely understand.

         First, we are aware that we are operating in a very dynamic competitive and market environment. Our customers and our prospects are increasingly looking to consolidate vendors and outsource functions and activities that are not core to their business. At the same time, they are struggling to find ways to deliver their marketing messages in increasingly targeted, increasingly multimedia, and increasingly efficient ways.

         These trends present for Cadmus an enormous opportunity. Companies are seeing the value of what Cadmus is uniquely positioned to deliver - that is, tightly controlled, tightly coordinated, and increasingly choreographed marketing and graphic communications messages. They recognize the efficiencies we can provide and they appreciate the increased impact of our full service solution.

         We know that these are steps in our strategic evolution and we have been methodically climbing the steps. We have worked since 1991 to truly differentiate our traditional print products and services. More recently, we have learned, and have developed the infrastructure, to combine these products and services in full-service offerings to our clients and customers. Now, we are focused on increasing our marketing skills and competencies and providing these clients with highly effective, highly innovative, and expertise-driven solutions to their marketing and communications challenges.

         Over the years, Cadmus has assembled many of the pieces required to be the best single source for these sorts of consultative marketing solutions. However, we must continue to build and add to our capabilities. We must obtain additional geographic "reach" and we need to add to our marketing and communications capabilities. We need to add additional and enhanced agency skills. We need more marketing personnel and marketing expertise. And we need to add personnel capable of integrating marketing and graphic communications products and services seamlessly for our customers and clients.

         Increasingly, we are convinced that we are within reach of our vision. A vision that when clients have a tough marketing challenge, one that requires not only the development of a marketing plan but the flawless execution thereof, Cadmus will be the only logical choice -- the best single source for these marketing and total communications solutions.

         So, in conclusion, Cadmus is a very different company today than when we began this strategic evolution not quite five years ago. A company truly unified, significantly larger and more capable, and much closer to a powerful strategic vision and strategic goal. A year ago, I talked to you about our excitement and our optimism about Cadmus. We have lost none of that and have now combined it with a determination to restore Cadmus to its full earnings power and potential. We see before us another five years of growth and opportunity and we believe that we will be able, in 2001, to look back with pride on our accomplishments between 1996 and 2001.

         I am more grateful today than ever before for the tireless energy and loyalty of the associates of Cadmus - who are now truly teammates in the fulfillment of our vision - and for the continued support and patience of our shareholders, who have stayed with us and remained confident in us throughout this exciting but difficult year. On behalf of my teammates and colleagues, I pledge to you once again to do all in our power to remain worthy of your continued investment and support.